                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                          Pursuant to Section 13 of the

                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 28, 2003


                          Discover Card Master Trust I
                  -------------------------------------------
               (Exact name of registrant as specified in charter)



      Delaware                     0-23108                     51-0020270
      --------                     -------                     ----------
     (State of                   (Commission                 (IRS Employer
    Organization)                File Number)              Identification No.)


c/o Discover Bank
12 Read's Way
New Castle, Delaware                                        19720
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(Address of principal executive offices)                 (Zip Code)


Registrant's Telephone Number, including area code:  (302) 323-7434
                                                     --------------

Former name or former address, if changed since last report:  Not Applicable

Item 5. Other Events

         Series 2000-8. On February 28, 2003, Discover Bank, as Master Servicer under the Series 2000-8 Supplement, dated as of October 24, 2000, between Discover Bank as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee (the "Series 2000-8 Supplement"), elected pursuant to Section 23 of the Series 2000-8 Supplement to delay the commencement of the Accumulation Period until the first day of the Due Period related to the October 2003 Distribution Date (as each such term is defined in the Series 2000-8 Supplement).

         Series 2001-4. On February 28, 2003, Discover Bank, as Master Servicer under the Series 2001-4 Supplement, dated as of April 17, 2001, between Discover Bank as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee (the "Series 2001-4 Supplement"), elected pursuant to Section 23 of the Series 2001-4 Supplement to delay the commencement of the Accumulation Period until the first day of the Due Period related to the November 2003 Distribution Date (as each such term is defined in the Series 2001-4 Supplement).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      Discover Card Master Trust I
                                             (Registrant)


                                      By:   Discover Bank
                                            (Originator of the Trust)


                                      By:   /s/ Michael F. Rickert
                                            ------------------------------------
                                            Michael F. Rickert
                                            Vice President, Chief Accounting
                                            Officer  and Treasurer


Date: February 28, 2003